Exhibit (k)(2)

March 7, 2018

State Street Bank and Trust Company

Channel Center, Mailstop CCB6E

1 Iron Street

Boston, MA 02210

Attention: Brett Fernquist, Managing Director

Re:	NEXPOINT HEALTHCARE OPPORTUNITIES FUND,
NEXPOINT	LATIN AMERICAN OPPORTUNITIES FUND, AND
NEXPOINT	MERGER ARBITRAGE FUND (each a “Trust” and collectively, the “Trusts”)

Ladies and Gentlemen:

Please be advised that each Trust has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 18, the Additional Trusts provision, of the Master Sub-Administration Agreement dated as of January 7, 2013 by and among State Street Bank and Trust Company (“State Street”) and NexPoint Advisors, L.P. (the “Administrator”) (as amended, modified, or supplemented from time to time, the “Agreement”), by this letter the Administrator hereby requests that State Street act as Sub-Administrator with respect to each Trust under the terms of the Agreement. In connection with such request, the Administrator hereby confirms to State Street, as of the date hereof, its representations and warranties set forth in Section 4 of the Agreement.

Please indicate your acceptance of the foregoing by executing two (2) copies of this letter agreement, returning one to the Administrator and retaining one for your records.

Also, attached for your records is a revised copy of the Schedule A to the Agreement, which reflects the above-referenced changes.

Sincerely,

NEXPOINT ADVISORS, L.P.
By: NEXPOINT ADVISORS GP, LLC, ITS GENERAL PARTNER
By:	/s/ Dustin Norris
Name:	Dustin Norris
Title:	Secretary

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President

Effective Date: March 7, 2018

MASTER SUB-ADMINISTRATION AGREEMENT

SCHEDULE A

Listing of Trusts

NexPoint Credit Strategies Fund

NexPoint Discount Yield Fund

NexPoint Energy and Materials Opportunities Fund

NexPoint Healthcare Opportunities Fund

NexPoint Latin American Opportunities Fund

NexPoint Merger Arbitrage Fund

NexPoint Opportunistic Credit Fund

NexPoint Real Estate Strategies Fund